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                                                                   EXHIBIT 10.13

                                     - 1 -

                         AGREEMENT OF PURCHASE AND SALE

This agreement)(the "Agreement") dated as of the 20th day of June, 2003 between NEGOTIART Inc. "In Trust" (the "Purchaser") and GSI LUMONICS INC. (the "Vendor") provides for the purchase of the land and premises (the "Property") known as 105 Schneider Road, Ottawa (Kanata), Ontario, Canada as more particularly described in Schedule "A" to this Agreement. For good and valuable consideration, the receipt and adequacy of which are acknowledged, the Purchaser and Vendor agree as follows:

1. PURCHASE, PURCHASE PRICE AND CLOSING DATE. The Purchaser agrees to purchase and the Vendor agrees to sell the Property on the terms and conditions set out in this Agreement and for the purchase price (the "Purchase Price") of THREE MILLION TWO HUNDRED THOUSAND CANADIAN DOLLARS (CDN $3,200,000.00) payable as to TWENTY-FIVE THOUSAND CANADIAN DOLLARS (CDN $25,000.00) by cheque to be delivered by the Purchaser no later than June 24,2003 paid to to the Vendor's agent, namely Colliers Macaulay Nicolls (Ontario) Inc. "In Trust" to be held as a deposit (the "Deposit"), and an amount of SEVEN HUNDRED SEVENTY-FIVE THOUSAND CANADIAN DOLLARS (CDN $775,000), subject to adjustment, payable to the Vendor as it may direct by cash or certified cheque on the completion of this Agreement. This transaction will be completed on or before the 29th day of August, 2003 (the "Closing Date"). The balance of TWO MILLION FOUR HUNDRED THOUSAND CANADIAN DOLLARS (CDN $2,400,000), shall be payable to the Vendor in accordance with the mortgage terms contained in section 2 of this Agreement.

2. MORTGAGE TERMS. Vendor agrees to provide to Purchaser, and Purchaser accepts, a mortgage in the amount of TWO MILLION FOUR HUNDRED THOUSAND CANADIAN DOLLARS (CDN $2,400,000) substantially in accordance with the terms and conditions set forth in the mortgage attached as Schedule "B" hereto ("Mortgage") and the terms and conditions in this section 2. The Mortgage shall be for a period of twenty-five (25) month from the Closing Date which shall be August 29, 2003. The full amount of the Mortgage shall become due and payable upon the expiration of the twenty-five (25) month period from the Closing Date which shall be September 29, 2005. No capital payment of any kind is due from Purchaser on the Mortgage prior to September 29,2005. The interest rate for the Mortgage shall be 0% if paid on or before August 29, 2005 and the Purchaser shall have the right to prepay the Mortgage without bonus or penalty anytime up to and including August 29,2005. If Purchaser makes any such prepayment then Vendor agrees to give Purchaser a discount rate on the pre-paid amount from the date that such pre-payment is made, through September 29, 2005, the maturity date of the Mortgage, at 2.5% annually.

If payment of the Mortgage is made (i) on or after August 30,2005 through September 29, 2005 or (ii) during the cure period as contained in Schedule B if Purchaser does not make the payment on September 29, 2005, interest would accrue at the rate of 6% per anum on the unpaid balance.

3. PARTIAL MORTGAGE RELEASE. For purposes of this Agreement the Purchase Price for the Property shall be allocated as follows:

a. TWO MILLION EIGHT HUNDRED THOUSAND CANADIAN DOLLARS (CDN $2,800,000) for that parcel as presently described on which the building is located ("Primary Parcel").

b. FOUR HUNDRED THOUSAND CANADIAN DOLLARS (CDN $400,000) for the two parcels as presently described on which no structures are located ("Secondary Parcels").

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                                      -2-

Subject to compliance with the Planning Act (Ontario) Vendor shall grant Purchaser a partial mortgage release of the Secondary Parcels if Purchaser pays to Vendor as it may direct by cash or certified cheque an amount of FOUR HUNDRED THOUSAND CANADIAN DOLLARS (CDN $400,000) or Purchaser completes improvements on the Primary Parcel in the amount of FOUR HUNDRED THOUSAND CANADIAN DOLLARS (CDN $400,000) and can provide documentation Satisfactory to Vendor showing the improvements made and their cost.

4.       CONDITIONS.

a. Purchaser's Conditions. The Purchaser's obligation to carry out the transactions contemplated by this Agreement is subject to the satisfaction or waiver by the Purchaser of each of the following conditions by the date specified, which conditions are for the sole benefit of the Purchaser and which may be waived by the Purchaser in its sole discretion:

         i. Due Diligence. This Agreement is conditional upon the Purchaser inspection and approval of the physical property by its agents, consultants or any other persons as the Purchaser deems necessary. The physical inspection shall include but not be limited to roof, mechanical, environmental, and structural space inspections, the examination of any legal restrictions, rights of way or easements which the Vendor is not obliged to discharge on or before the Closing Date, and the obtaining of reports satisfactory to the Purchaser at its own expense. The Vendor agrees to co-operate with the Purchaser in providing reasonable access to the Property for the purpose of this inspection and Purchaser agrees that Vendor will have the right to have one or more representatives of Vendor accompany Purchaser's representatives, agents or designees while they are on the Property. Unless the Purchaser gives notice in writing delivered to the Vendor not later than 5:00 P.M. Ottawa Time on the 22nd day of August 2003 (the "Condition Date") that this condition is fulfilled, this Agreement shall be null and void and the deposit shall be returned to the Purchaser in full (without interest). This condition is included for the sole benefit of the Purchaser and may be waived at their option in writing to the Vendor within the time period stated herein. Any damage resulting from the Purchaser's tests or investigations will be promptly repaired at its sole expense.

         ii. Closing Date. As of the Closing Date, the representations and warranties of the Vendor set out in this Agreement will be true and accurate and of the same effect as if made on and as of the Closing Date and all the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor on or prior to the Closing Date will have been complied with or performed.

         iii. Purchaser's Board Approval. This Agreement is conditional upon the Purchaser obtaining final approval from the Board of Directors of Negotiart Inc. Unless the Purchaser gives notice in writing delivered to the Vendor not later than 5:00 P.M. Ottawa Time on the 25th day of June, 2003 that this condition is fulfilled, this Agreement shall be null and void and the deposit shall be retained by the Vendor in full together with accrued interest.

b. Vendor's Board Approval. This Agreement is conditional upon the Vendor obtaining final approval from the Board of Directors of GSI Lumonics Inc. Unless the Vendor gives notice in writing delivered to the Purchaser not later than 5:00 P.M. Ottawa Time on the 25th day of June, 2003 that this condition is fulfilled, this Agreement shall be null and void and the deposit shall be returned to the Purchaser in full together with accrued interest.

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5.       VENDOR'S REPRESENTATIONS. The Vendor covenants, represents and warrants to and in favour of the Purchaser that:

a. ENVIRONMENTAL. To the best of the Vendor's knowledge and belief, the Property has never been used at any time as a landfill or waste disposal site and that the use and occupation of the Property and condition of the Property do not contravene any law, by-law, order, ordinance, ruling, regulation, guideline, policy, certificate, approval, consent or directive of any applicable federal, provincial or municipal government, department, agency or authority or any court relating to any environmental matters relating to the Property and the Property does not contain any contaminant, pollutant, dangerous, noxious or toxic substance, hazardous waste, flammable, explosive or radioactive material, ureaformaldehyde foam insulation, asbestos, polychlorinated biphenyls or any other substance or material ("Hazardous Substance") that may be detrimental to the environment, including the air, soil, subsoil or surface or ground water at the Property. The Vendor has not emitted, released, discharged or disposed or deposited any Hazardous Substance at or near the Property and there are no claims, actions, prosecutions, charges or any other proceedings, and the Vendor has received no notice of any such proceedings, which relate to the environmental status of the Property.

b. Section 116. The Vendor is not now, and will on the Closing Date not be, a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada).

c. Liabilities. There are no contracts, agreements or employees associated with the Property in respect of which the Purchaser will incur any liability as a result of becoming the owner of the Property.

d. Charges and Levies. There are no local improvement charges, development charges or special levies outstanding against the Property and there will be no such charges or levies outstanding against the Property as of the Closing Date.

e. Work Orders. If any work order, deficiency notice, notice of violation or other communication from any governmental authority or other regulating entity is received by the Vendor or the Purchaser on or prior to the Closing Date, the Vendor will, at its expense, perform any required work or other actions required pursuant to such communication on or prior to the Closing Date.

f. No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Vendor, threatened against or affecting the Vendor, the Property or the occupancy or use of the Property by the Vendor or by the Tenant, in law or in equity, which could affect the validity of this Agreement or any transaction provided for in this Agreement, the title to the Property or any part of the Property, the conveyance of the Property to the Purchaser, the right of the Purchaser from and after the Closing Date to own, occupy and obtain the revenue from the Property or any action taken or to be taken in connection with this Agreement.

g. No Indebtedness Constituting a Lien. The Vendor will not on the Closing Date have any indebtedness to any person that might by operation of law or otherwise constitute a lien, charge or encumbrance on the Property or any part of the Property or which could affect the right of the Purchaser, from and after the Closing Date, to own occupy and obtain the revenue from the Property.

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                                      -4-

h. Licenses, Approvals & Permits. All necessary licenses, approvals and permits for the construction, occupancy and operation of the Property and for its existing use have been obtained.

i. Vacant Possession. The Property is not subject to any lease or agreement to lease and the Purchaser shall have vacant possession of the Property on the Closing Date.

6. PURCHASER'S REPRESENTATIONS. the purchaser covenants, represents and warrant to and in favour of the vendor that:

a. Authority to Execute; Organization. Purchaser is validly organized and in good standing under the laws of the province of its organization, and the execution of this Agreement, delivery of money and all required documents, Purchaser's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of the Purchaser and Purchaser's directors, partners, members, managers or trustees.

b. Purchaser Acknowledgement. As of the expiration of the Condition Date Purchaser acknowledges that it has been given a reasonable opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, either independently or through agents and experts of Purchaser's choosing and that Purchaser is acquiring the Property based upon Purchaser's own investigation and inspection thereof, but subject to its reliance on the representations and warranties of the Vendor contained in this Agreement.

7. VENDOR'S DELIVERIES/COVENANTS. the vendor will provide to the purchaser the following:

a. Survey and other Documentation. The Vendor covenants to make available to the Purchaser any plan of survey and construction drawings or environmental studies that are in the possession of the Vendor, For clarity, the Vendor shall have no responsibility to provide any new or up to date survey except as may be in the Vendor's possession as of the date of this Agreement. Any surveys, tests, investigations, or studies, performed by or at the direction of Purchaser shall be at Purchaser's sole cost and expense.

b. Miscellaneous Documentation. Between the date of this Agreement and the Condition Date, the Vendor shall, upon reasonable written request in advance by the Purchaser, provide the Purchaser with reasonable access to pertinent files, documents, inspection reports and historical building operating statements that are in the possession of the Vendor. In addition, the Vendor shall cooperate in providing reasonable access to Purchaser and its contractors for the purpose of completing roof, mechanical, environmental, and structural space inspections. All costs of such inspections shall be the responsibility of Purchaser and shall be at Purchaser's sole cost and expense. Purchaser shall restore any damage caused to the Property by Purchaser's entry on the Property for inspection purposes at Purchaser's sole cost and expense if the transaction contemplated under this Agreement is not completed.

c. Material Change(s). The Vendor covenants that until the successful completion of this transaction, the Vendor will give the Purchaser prompt written notice of any material change of which the Vendor becomes aware in respect of any of the documentation delivered pursuant to this Agreement, or any change of which the Vendor becomes aware in respect of the Property.

d. Commissions. The Vendor shall pay any real estate commissions payable in connection with the sale of the Property and indemnify the Purchaser, if necessary, only for the amount of such commissions.

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                                       -5-

8. TITLE. Provided that title to the Property will be marketable and free and clear of all liens, charges, encumbrances, easements, encroachments, rights-of-way, dower or spousal claims, restrictive covenants, reservations and defects of every nature or kind other than any building or other restrictions registered on title to the Property, and any easements or rights-of-way for the installation of and/or maintenance of services, utilities, provided same have been complied with to the Closing Date. The Purchaser will be allowed until the 22nd day of August 2003 to examine the title to the Property at its own expense. If within that time the Purchaser provides any valid objection to title or description in writing to the Vendor which the Vendor is unable or unwilling to remove or satisfy and which the Purchaser will not waive, this Agreement will, at the option of the Purchaser, and notwithstanding any intermediate acts or negotiations in respect of such objection, terminate and the Deposit and other monies paid under this Agreement by the Purchaser, together with accrued interest, will be returned to the Purchaser immediately. The Vendor covenants to discharge all liens, charges, and other encumbrances on or prior to the Closing Date and will deliver up vacant possession of the Property on the Closing Date.

9.       ADJUSTMENTS.

a. Utilities. The amount due on any gas, electric, water, sewer, or other utility bill relating to the Property shall be paid by Vendor as of the Closing Date (the day itself to be apportioned to the Purchaser). Any utility deposits made by Vendor shall be and remain the property of Vendor. Vendor shall terminate all such utilities in its name as of August 29, 2003 and shall have no further obligation to pay any such utilities. Purchaser shall be responsible for notifying all utilities and commencing their own service as of August 30, 2003, in their name. Purchaser shall be responsible for paying all utilities commencing August 30,2003.

b. Realty Taxes. All real estate taxes in respect to any calendar year prior to the year in which the Closing Date occurs, including penalties, interest and deferred payments, shall be paid by Vendor on or before the Closing Date. Purchaser shall have the same obligation for the period of time subsequent to the calendar year in which the Closing Date occurs. All real estate taxes attributable to the Property due and payable in the calendar year in which the Closing Date occurs shall be prorated as of the Closing Date (the day itself to be apportioned to the Purchaser). If the Closing Date shall occur before the actual real estate taxes for the year of the Closing Date (i.e., taxes due and payable in 2003) are known, the apportionment of real estate taxes shall be upon the basis of the real estate taxes for the immediately preceding year, provided that if the taxes for the current year are thereafter determined to be more or less than the real estate taxes for the preceding year (after any appeal in assessed valuation thereof is concluded) Vendor and Purchaser promptly shall adjust the proration of such real estate taxes and Vendor or Purchaser, as the case may be, shall pay to the other any amount required as a result of such an adjustment. If there is any refund, this shall be prorated between Vendor and Purchaser based on the Closing Date. For purposes of calculating prorations, all prorations shall be made on the basis of the actual number of days of the year and month which have elapsed as of the Closing Date.

c. Insurance. Any insurance maintained by the Vendor will not be transferred as of the Closing Date but will remain the responsibility of the Vendor until the Closing Date. All risk of loss or damage with respect to the Property shall pass from Vendor to Purchaser on the Closing Date.

10. GST. No goods and services tax will be paid by the Purchaser to the Vendor with respect to the purchase by the Purchaser of the Property if the Purchaser provides to the Vendor on or

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                                       -6-

prior to the Closing Date a certificate of the Purchaser indicating the Purchaser's registration number for the purposes of the Goods and Services Tax imposed under the Excise Tax Act (Canada).

11. CLOSING ARRANGEMENTS AND VENDOR'S DELIVERIES. This Agreement will be completed at or prior to 5:00 p.m. (Ottawa time) on the Closing Date at the offices of the Vendor's Solicitors in Ottawa, Ontario. On the Closing Date the Vendor will deliver to the Purchaser the following documents:

a.       Deed. A registrable transfer/deed to the Property in fee simple;

b. Certificate. A Certificate of the Vendor certifying that it is not a non-resident within the meaning of S. 116 of the Income Tax Act (Canada) and that the representations and warranties of the Vendor contained in this Agreement are true and accurate as of the Closing Date;

c. Undertaking. An undertaking to adjust and readjust any items properly adjustable pursuant to this Agreement.

d. Keys. All keys and entry devices with respect to the property and the combination of any locks or vaults.

e. Other. Such other bills of sale, transfers, assignments, declarations, discharges, if any, and documents relating to the completion of this Agreement as may be reasonably necessary and appropriate to complete the transaction contemplated in this Agreement.

12. CLOSING DELIVERIES OF THE PURCHASER. The Purchaser will on the Closing Date deliver to the Vendor the amount of SEVEN HUNDRED SEVENTY-FIVE THOUSAND CANADIAN DOLLARS (CDN $775,000) by a certified cheque or bank draft payable to the Vendor, or as the Vendor may in writing direct; an undertaking to readjust; the GST certificate referred to in Section 10, an executed mortgage in accordance with section 2, Mortgage Terms, hereof in substantially the form of Schedule "B" attached hereto, and such other documentation as may be reasonably necessary and appropriate to complete the transaction contemplated in this Agreement.

13. RISK. All buildings and improvements on the Property will be and remain until the Closing Date at the risk of the Vendor. Until completion of this Agreement, the Vendor will maintain insurance on the Property in such amounts as a careful and prudent owner of similar property and premises would maintain. Pending completion, the Vendor will hold all insurance policies, if any, and the proceeds from any such policies in trust for the parties as their interests may appear and In the event of damage, the Purchaser may either terminate this Agreement and have the Deposit and other monies paid under this Agreement by the Purchaser returned together with any accrued interest or, at its option, take the proceeds of any insurance and complete the purchase.

14. LIABILITY OF PURCHASER. If the Purchaser will default in the performance of any obligation under this Agreement and such default entitles the Vendor to terminate this Agreement, such right of termination will be the Vendor's only remedy and the, Vendor will be entitled to retain the Deposit as liquidated damages and not as a penalty.

15. CONFIDENTIALITY. Vendor and Purchaser hereby covenant and agree that, at all times after the date of execution hereof and prior to the Closing Date, unless consented to in writing by the

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other party, no press release or other public disclosure concerning this transaction shall be made, and each party agrees to use best efforts to prevent disclosure of this transaction, other than (i) to directors and officers of the parties, and employees, prospective mortgage lenders of Purchaser, solicitors, accountants, agents and affiliates of the parties who are Involved in the ordinary course of business with this transaction, all of which shall be instructed to comply with the confidentiality provisions hereof or (ii) as required by law. Upon termination of this Agreement for any reason by either party, Purchaser shall have the obligation to return to Vendor all documents and copies thereof and any other information received by Purchaser from Vendor or Vendor's agents with respect to the Property ("Information ")and shall not disclose to any third party the contents thereof. Vendor shall have no obligation to return any sums due Purchaser until all Information has been returned to Vendor.

16. ASSIGNMENT. Neither party may assign this Agreement and/or the Mortgage without the prior written consent of the other party which consent shall not be unreasonably withheld.

17. GENERAL. Any tender of documents or money may be made upon the Vendor or the Purchaser or upon their respective solicitors and money may be tendered by certified cheque or bank draft drawn on a Canadian Chartered Bank. This Agreement will be binding upon and inure to the benefit of the Vendor and the Purchaser and their respective successors and assigns. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same Agreement. Counterparts may be executed either in an original or fax form and the parties agree to adopt any signature received by facsimile as original signatures, provided however that any party providing its signature in such manner promptly forwards to the other party an original of the signed copy of the Agreement which, was so faxed. This Agreement will be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable to this Agreement and will be treated in all respects as an Ontario contract. The use of headings in this Agreement is for convenience of reference only and will not affect the meaning or construction of this Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, warranties or representations, discussions and negotiations with respect to this Agreement, whether oral or written. If the time limited for the performance or completion of any matter in this Agreement does not fall on a day that the public offices for registering documents to be delivered pursuant to this Agreement are open for business (a "Business Day"), the time so limited will extend to the next following Business Day. The parties will promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things to carry out the true intent of this Agreement. In the event of a conflict between the terms and conditions of the body of this Agreement and Schedule "B" hereto, the terms and conditions contained in the body of this Agreement shall take precedence over the terms and conditions contained in Schedule "B" hereto.

18. PLANNING ACT. This Agreement will be effective to create an interest in the Property only if the provisions of the Planning Act (Ontario) are complied with.

19. NOTICE. Any notice, certificate, consent, waiver, amendment or other written communication required or permitted to be given under the Agreement will be in writing made by the parties or their respective solicitors and will be effectively given and made if delivered personally or by facsimile communication, in the case of the Vendor, addressed to it at:

         GSI Lumonics Inc.
         39 Manning Road

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                                      -8-

         Bellerica,MA 01821
         U.S.A
         Attention: Mr. Charles Winston, President and Chief Executive Officer Facsimile No.: (978) 663-9466

and in the case of the Purchaser, addressed to it at:

         Negotiart Inc.
         4 Cyrus Court
         Ottawa, Ontario
         K2H9C9
         Attention: Mr. Tony Isaac, President
         Facsimile No.: (613)762-2092

Any communication given or made will be deemed to have been given or made on the day it was received unless (i) it was received after 5 p.m.; or (ii) if such day is not a Business Day, in each of which cases it will be deemed to have been given and made and to have been received on the next following Business Day.

20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement.

NEGOTIART INC. "IN TRUST"                        GSI LUMONICS INC.

By:/s/ Tony Isaac                              By:/s/ Thomas R. Swain
   ----------------------------                   ------------------------------
Name:  Tony Isaac                              Name:  Thomas R. Swain
Title: President                               Title: Vice President & CFO

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                                       -9-

                                  SCHEDULE "A"
                        LEGAL DESCRIPTION OF THE PROPERTY

         PIN 04516-0012 and

         PIN 04516-0013 and

         PIN 04516-0036

         ALL AS FURTHER DESCRIBED IN SCHEDULE B

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                                      -10-

                                  SCHEDULE "B"

                          MORTGAGE TERMS AND CONDITIONS